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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
         Date of Report (Date of earliest event reported): July 3, 2002

                        Commission File Number: 333-82617

    Michigan          Venture Holdings Company LLC             38-3470015

    Michigan          Vemco, Inc.                              38-2737797

    Michigan          Venture Industries Corporation           38-2034680

    Michigan          Venture Mold & Engineering Corporation   38-2556799

    Michigan          Venture Leasing Company                  38-2777356

    Michigan          Vemco Leasing, Inc.                      38-2777324

    Michigan          Venture Holdings Corporation             38-2793543

    Michigan          Venture Service Company                  38-3024165

    Michigan          Experience Management, LLC               38-3382308

    Michigan          Venture Europe, Inc.                     38-3464213

    Michigan          Venture EU Corporation                   38-3470019

    (State or other   (Exact name of registrant as             (I.R.S. Employer
    jurisdiction of   specified in its charter)                Identification
    incorporation or                                           Number)
    organization)

                  33662 James J. Pompo, Fraser, Michigan 48026
               (Address of principal executive offices) (Zip Code)
       Registrant's telephone number, including area code: (810) 294-1500

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 5.  Other Events.

         On July 3, 2002, Venture Holdings Company LLC paid the aggregate $14.375 million interest payments due on its $125 million principal amount of 11% Senior Notes due 2007 and its $125 million principal amount of 12% Senior Notes due 2009. These interest payments were made within the 30 day grace period allowed by the Indentures governing each of our 11% Senior Notes due 2007 and 12% Senior Notes due 2009. The interest payments initially came due on June 3, 2002.

         As previously announced, pursuant to the June 27, 2002 Sixth Amendment to our Credit Agreement dated as of May 27, 1999, Venture Holdings Company LLC did not make the July 1, 2002 interest payment on its $205 million principal amount of 9.5% Senior Notes due 2005, and has voluntarily agreed to not make that interest payment until the expiration of the 30-day grace period allowed by the Indenture governing our 9.5% Senior Notes due 2005.

         We are continuing to consult with our advisors and negotiate with our customers, lenders, investors and other constituencies with the goal of obtaining a consensual capital restructuring of our operations on a worldwide basis. There can be no assurance, however, that we will be successful in this effort on a timely basis.

         This report includes a number of "forward looking" statements within the meaning of the Securities Exchange Act of 1934 and is subject to a number of risks and uncertainties. Such factors include, among others, the following: international, national and local political, economic and market conditions; incremental costs, slowed automobile production or other effects that may occur as a result of the September 2001 terrorist attacks on the World Trade Center and the Pentagon or reactions thereto by us or our suppliers and customers; possible future terrorist attacks; demographic changes; the size and growth of the automobile market or the plastic automobile component market; our ability to sustain, manage or forecast our growth; the size, timing and mix of purchases of our products; our ability to realize savings from our focus on reducing and controlling costs; our ability to realize the benefits of general tax reduction plans; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; dependence upon original equipment manufacturers; liability and other claims asserted against us; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; unfavorable currency exchange rates relative to the U.S. dollar; changes in business strategy or development plans; business disruptions; product recalls; warranty costs; the ability to attract and retain qualified personnel; the ability to protect technology; retention of earnings; control and the level of affiliated transactions.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         VENTURE HOLDINGS COMPANY LLC
                                         VEMCO, INC.
                                         VENTURE INDUSTRIES CORPORATION
                                         VENTURE MOLD & ENGINEERING CORPORATION
                                         VENTURE LEASING COMPANY
                                         VEMCO LEASING, INC.
                                         VENTURE HOLDINGS CORPORATION
                                         VENTURE SERVICE COMPANY
                                         EXPERIENCE MANAGEMENT LLC
                                         VENTURE EUROPE, INC.
                                         VENTURE EU CORPORATION


Date: July 3, 2002                       By: /s/ James E. Butler
                                             --------------------------------
                                             James E. Butler
                                             Executive Vice President




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